Exhibit 99.1

Longeveron® Announces First Quarter 2025 Financial Results and Provides Business Update

●	Pivotal Phase 2b clinical trial (ELPIS II) evaluating laromestrocel in HLHS, a rare pediatric disease and orphan-designated indication, has reached approximately 95% enrollment and is expected to complete enrollment in the second quarter of 2025

●	Laromestrocel Biological License Application (BLA) submission for full traditional approval for HLHS anticipated in 2026, if ELPIS II is successful

●	Results from the Phase 2a clinical trial (CLEAR MIND) evaluating laromestrocel as a potential treatment for Alzheimer’s disease were published in Nature Medicine

●	Positive FDA meeting regarding development pathway for laromestrocel in mild Alzheimer’s disease; single, pivotal Phase 2/3 adaptive design clinical trial to support potential BLA submission

●	Company to host conference call and webcast today at 4:30 p.m. ET

MIAMI, May 8, 2025 -- Longeveron Inc. (NASDAQ: LGVN), a clinical stage regenerative medicine biotechnology company developing cellular therapies for life-threatening and chronic aging-related conditions, today reported financial results for the quarter ended March 31, 2025 and provided a business update.

“In the first quarter, we made notable progress advancing the development of our stem cell therapy, laromestrocel,” said Wa’el Hashad, Chief Executive Officer of Longeveron. “We have three critical organizational priorities in 2025. First, supporting the completion of ELPIS II, our pivotal Phase 2b clinical trial evaluating laromestrocel as a potential treatment for HLHS. Second, following FDA confirmation that ELPIS II is pivotal, we are focused on organizational readiness for a potential BLA filing for HLHS in 2026. Our goal is to substantially advance our BLA readiness this year ahead of data readout to potentially shorten the timeline to BLA submission. Lastly, we plan to leverage the strength of our Phase 2 data and clarity on the clinical pathway to a potential BLA for Alzheimer’s disease to engage with potential partners that could fund and accelerate the development of laromestrocel in this indication. Our success executing on our strategic plan in an efficient, high-quality manner continues to position Longeveron as a leader in stem cell therapy research and, potentially, commercialization of cellular therapeutics.”

Development Programs Update

Longeveron’s investigational therapeutic candidate is laromestrocel (Lomecel-BTM), a proprietary, scalable, allogeneic cellular therapy being evaluated in multiple indications.

In February 2025, the International Nonproprietary Names (INN) Expert Committee of the World Health Organization (WHO) approved “laromestrocel” as the non-proprietary name of Lomecel-B™.

Hypoplastic Left Heart Syndrome (HLHS) – a rare pediatric congenital heart birth defect in which the left ventricle (one of the pumping chambers of the heart) is either severely underdeveloped or missing.

●	Pivotal Phase 2b clinical trial (ELPIS II) evaluating laromestrocel as a potential adjunct therapy for HLHS is currently enrolling 38 pediatric patients at twelve premiere infant and children’s treatment institutions across the country. ELPIS II has reached approximately 95% enrollment and is currently anticipated to complete enrollment in the second quarter of 2025.

●	In August 2024, the U.S. Food and Drug Administration (FDA) confirmed that ELPIS II is a pivotal trial and, if it demonstrates sufficient evidence of efficacy, it would be acceptable for a Biologics License Application (BLA) submission for full traditional approval for HLHS.

●	ELPIS II is being conducted in collaboration with the National Heart, Lung, and Blood Institute (NHLBI) through grants from the National Institutes of Health (NIH).

●	ELPIS II builds on the positive clinical results of ELPIS I, in which children in the trial experienced 100% transplant-free survival up to five years of age after receiving laromestrocel compared to approximate 20% mortality rate observed from historical control data.

●	The FDA has granted laromestrocel Orphan Drug designation, Fast Track designation, and Rare Pediatric Disease designation for the treatment of HLHS.

Alzheimer’s disease (AD) – a neurodegenerative disorder that leads to progressive memory loss and death and currently has very limited therapeutic options.

●	Results from the Phase 2a clinical trial (CLEAR MIND), which support the therapeutic potential of laromestrocel in the treatment of mild Alzheimer’s disease and provided evidence-based support for further clinical development, were published in the peer reviewed journal Nature Medicine in March 2025.

●	Positive Type B meeting with FDA regarding pathway to BLA submission for laromestrocel in Alzheimer’s disease held in March 2025 with alignment reached on proposed trial study design, population and endpoints for a single, pivotal Phase 2/3 clinical trial that if positive, would be acceptable for BLA submission for Alzheimer’s disease.

●	The FDA has granted laromestrocel both Regenerative Medicine Advanced Therapy (RMAT) designation and Fast Track designation for the treatment of mild Alzheimer’s disease.

First Quarter 2025 Summary Financial Results

●	Revenues: Revenues for the three months ended March 31, 2025 and 2024 were $0.4 million and $0.5 million, respectively. This represents a decrease of $0.1 million, or 30%, in 2025 compared to 2024, driven primarily by a decreased participant demand for our Bahamas Registry Trial, partially offset by an increase of our manufacturing services contract revenue. Clinical trial revenue from the Bahamas Registry Trial for the three months ended March 31, 2025 and 2024 was $0.3 million and $0.5 million, respectively, reflecting a decrease of $0.2 million, or 50%, due to decreased participant demand. Contract manufacturing revenue for the three months ended March 31, 2025 and 2024 was $0.1 million and $33,000, reflecting an increase of approximately $0.1 million, or 270%, due to increased activity from our manufacturing services contract.

●	Cost of Revenues and Gross Profit: Cost of revenues was $0.1 million and $0.2 million for the three months ended March 31, 2025 and 2024. This resulted in a Gross Profit of approximately $0.3 million for each of the three months ended March 31, 2025 and 2024, reflecting a flat year-over-year comparison.

●	General and Administrative Expenses: General and administrative expenses for the three months ended March 31, 2025 increased to approximately $2.9 million compared to $2.2 million for the same period in 2024. The increase of approximately $0.7 million, or 34%, was primarily related to an increase in personnel and related costs, including equity-based compensation.

●	Research and Development Expenses: Research and development expenses for the three months ended March 31, 2025 increased to approximately $2.5 million from approximately $2.2 million for the same period in 2024. The increase of $0.3 million, or 13%, was primarily driven by a $0.4 million increase in personnel and related costs, including equity-based compensation, a $0.2 million increase in amortization expense related to patent costs and a $0.1 million increase in supplies costs, partially offset by a $0.4 million decrease in clinical trial expense, primarily driven by the absence of costs related to the now-completed CLEAR MIND Alzheimer’s disease clinical trial, as well as the discontinuation of activities related to the Aging-related frailty clinical trial following our decision to discontinue trial activities in Japan.

●	Other Income, net: Other income for the three months ended March 31, 2025 was $0.2 million, primarily consisting of interest earned on money market funds. Other income for the three months ended March 31, 2024 was less than $0.1 million.

●	Net Loss: Net loss increased to approximately $5.0 million for the three months ended March 31, 2025 from $4.0 million for the same period in 2024. This increase of $1.0 million, or 23%, was due to the factors outlined above.

●	Cash and cash equivalents as of March 31, 2025 were $14.3 million. The Company currently anticipates its existing cash and cash equivalents will enable it to fund its operating expenses and capital expenditure requirements late into the third quarter of 2025 based on its current operating budget and cash flow forecast. Following a successful Type C meeting with the FDA in August 2024 with respect to the HLHS regulatory pathway, the Company has begun ramping up its BLA enabling activities. The Company currently anticipates a potential BLA filing with the FDA in 2026 if the current ELPIS II trial in HLHS is successful. The Company’s operating expenses and capital expenditure requirements will increase throughout calendar 2025 as a result of these activities, including CMC (Chemistry, Manufacturing, and Controls) and manufacturing readiness. The Company expects that its current operating plan will require increased spending and additional capital investments to support these initiatives and intends to seek additional financing/capital raises/non-dilutive funding options to support them. Additionally, following a positive Type B meeting with the U.S. FDA in March 2025 with respect to the Alzheimer’s disease regulatory pathway, the Company is focused on seeking partnership opportunities and/or non-dilutive funding for the Alzheimer’s disease program, including a proposed single, pivotal, seamless adaptive Phase 2/3 clinical trial.

Conference Call and Webcast Details:

Conference Call Number:	1.877.407.0789
Conference ID:	13752361

Call meTM Feature:	Click Here
Webcast:	Click Here

An archived replay of the webcast will be available on the “Events & Presentations” section of the Company’s website following the conference.

About Longeveron Inc.

Longeveron is a clinical stage biotechnology company developing regenerative medicines to address unmet medical needs. The Company’s lead investigational product is laromestrocel (Lomecel-B™), an allogeneic mesenchymal stem cell (MSC) therapy product isolated from the bone marrow of young, healthy adult donors. Laromestrocel (Lomecel-B™) has multiple potential mechanisms of action encompassing pro-vascular, pro-regenerative, anti-inflammatory, and tissue repair and healing effects with broad potential applications across a spectrum of disease areas. Longeveron is currently pursuing three pipeline indications: hypoplastic left heart syndrome (HLHS), Alzheimer’s disease, and Aging-related Frailty. Laromestrocel development programs have received five distinct and important FDA designations: for the HLHS program - Orphan Drug designation, Fast Track designation, and Rare Pediatric Disease designation; and, for the AD program - Regenerative Medicine Advanced Therapy (RMAT) designation and Fast Track designation. For more information, visit www.longeveron.com or follow Longeveron on LinkedIn, X, and Instagram.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s current expectations, assumptions, and estimates of future operations, performance and economic conditions, and involve known and unknown risks, uncertainties, and other important factors that could cause actual results, performance, or achievements to differ materially from those anticipated, expressed, or implied by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expects,” “intend,” “looks to,” “may,” “on condition,” “plan,” “potential,” “predict,” “preliminary,” “project,” “see,” “should,” “target,” “will,” “would,” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects and include, but are not limited to, statements about the various below-listed factors. Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements in this release include, but are not limited to, our cash position and need to raise additional capital, the difficulties we may face in obtaining access to capital, and the dilutive impact it may have on our investors; our financial performance, and ability to continue as a going concern; the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results; the timing and focus of our ongoing and future preclinical studies and clinical trials, and the reporting of data from those studies and trials; the size of the market opportunity for certain of our product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting; our ability to scale production and commercialize the product candidate for certain indications; the success of competing therapies that are or may become available; the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates; our ability to obtain and maintain regulatory approval of our product candidates in the U.S. and other jurisdictions; our plans relating to the further development of our product candidates, including additional disease states or indications we may pursue; our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and our ability to avoid infringing the intellectual property rights of others; the need to hire additional personnel and our ability to attract and retain such personnel; and our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the Securities and Exchange Commission, including Longeveron’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 28, 2025, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The Company operates in highly competitive and rapidly changing environment; therefore, new factors may arise, and it is not possible for the Company’s management to predict all such factors that may arise nor assess the impact of such factors or the extent to which any individual factor or combination thereof, may cause results to differ materially from those contained in any forward-looking statements. The forward-looking statements contained in this press release are made as of the date of this press release based on information available as of the date of this press release, are inherently uncertain, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor and Media Contact:

Derek Cole
Investor Relations Advisory Solutions
derek.cole@iradvisory.com

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Longeveron Inc.

Condensed Balance Sheets

(In thousands, except share and per share data)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,327	$19,232
Prepaid expenses and other current assets	919	308
Accounts and grants receivable	29	84
Total current assets	15,275	19,624
Property and equipment, net	2,288	2,449
Intangible assets, net	2,291	2,401
Operating lease asset	793	882
Other assets	201	202
Total assets	$20,848	$25,558
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$367	$99
Accrued expenses	1,647	1,820
Current portion of lease liability	631	623
Deferred revenue	79	40
Total current liabilities	2,724	2,582
Long-term liabilities:
Lease liability	664	824
Other liabilities	302	265
Total long-term liabilities	966	1,089
Total liabilities	3,690	3,671
Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized, no shares issued and outstanding at March 31, 2025, and December 31, 2024	—	—
Class A common stock, $0.001 par value per share, 84,295,000 shares authorized, 13,473,898 shares issued and outstanding at March 31, 2025; 13,407,441 issued and outstanding at December 31, 2024	13	13
Class B common stock, $0.001 par value per share, 15,705,000 shares authorized, 1,484,005 shares issued and outstanding at March 31, 2025, and December 31, 2024	1	1
Additional paid-in capital	131,762	131,480
Accumulated deficit	(114,618)	(109,607)
Total stockholders’ equity	17,158	21,887
Total liabilities and stockholders’ equity	$20,848	$25,558

See accompanying notes to unaudited condensed financial statements.

Longeveron Inc.

Condensed Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2025	2024
Revenues
Clinical trial revenue	$259	$515
Contract manufacturing lease revenue	6	32
Contract manufacturing revenue	116	1
Total revenues	381	548
Cost of revenues	106	219
Gross profit	275	329

Operating expenses
General and administrative	2,941	2,200
Research and development	2,515	2,219
Total operating expenses	5,456	4,419
Loss from operations	(5,181)	(4,090)
Other income and (expenses)
Other income, net	170	32
Total other income, net	170	32
Net loss	$(5,011)	$(4,058)
Basic and diluted net loss per share	$(0.34)	$(1.61)
Basic and diluted weighted average common shares outstanding	14,950,734	2,513,587

See accompanying notes to unaudited condensed financial statements.